EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Resources Connection, Inc. of our reports dated July 19, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Resources Connection, Inc., appearing in the Annual Report on Form 10-K of Resources Connection, Inc. for the year ended May 25, 2019.

/s/ RSM US LLP

Irvine, California

January 14, 2020